NASDAQ: FIZZ
For Immediate Release
Contact: Office of the Chairman, Grace Keene

POSTING THE RESULTS
   OF ‘ONE’ . . .
AMERICAN DREAM!

NATIONAL BEVERAGE CORP. – FIRST QUARTER – FY2012

FORT LAUDERDALE, FL, September 8, 2011 . . . National Beverage Corp. (NASDAQ:FIZZ) today released financial results for the first quarter ended July 30, 2011 –

•	Revenues for the first quarter increased to $169.1 million.

•	Net income increased to $13.4 million.

•	Earnings per share increased to $.29.

•	Free cash flow * was $.47 per share.

For the Trailing Twelve Months –
Sales	EBITDA*	Free Cash Flow*
$604.2 million	$75.9 million	$64.0 million

FIZZ Investor –	Average Annual
Value Matrix	Special Dividend Yield**	Share Appreciation

24 Mos. Ended July 31, 2011	14.2%	19.3%

48 Mos. Ended July 31, 2011	10.3%	12.0

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National Beverage Corp.

“Team National has much to ‘Give Thanks’ about this first quarter of FY2012,” stated Nick A. Caporella, Chairman and Chief Executive Officer.  “Our emphasis on – ‘Values’ . . . Employee Caring, Consumers’ Spending Concerns, Shareholders’ Loyalty Rewards and Appreciation – are at the core of our Treasured Fundamentals.”

“In addition to the targeted plan . . . our most focused operational dynamic this current year will be the commitment to escalate the segment of our hybrid distribution for the LaCroix, Everfresh and Rip It brands,” continued Caporella.

“Our new four-word mantra this FY2012 . . . FOCUS – FUNCTIONAL – EFFICACY – VALUE . . . should see our core fundamentals empowered to enrich our future.  We have the discipline to command and hold steadfast in seeking targeted results . . . No Matter What,” Caporella concluded.

National Beverage is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.
Consolidated Results for the First Quarter Ended
July 30, 2011 and July 31, 2010
(in thousands, except per share amounts)

	First Quarter Ended
	July 30, 2011	July 31, 2010

Net Sales	$169,080	$165,030

Net Income	$13,435	$12,053

Net Income Per Share
Basic	$.29	$.26
Diluted	$.29	$.26

Average Common Shares
Outstanding:
Basic	46,241	46,156
Diluted	46,403	46,353

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings.  The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").  Management believes, however, that certain non-GAAP financial measures may provide users of this financial information with additional insights into the operating performance of the business and to also serve as a widely accepted measure for comparing operating performance with other companies with different capital structures.

*Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP) and Free Cash Flow (Non-GAAP)

	First Quarter	Trailing Twelve Months
	Ended July 30, 2011	Ended July 30, 2011
Net Income (GAAP)	$13,435	$42,136
Depreciation and Amortization	2,725	11,297
Interest (Income) Expense - Net	13	(31)
Provision for Income Taxes	7,235	22,468
EBITDA (Non-GAAP)	$23,408	$75,870

EBITDA (above)	$23,408	$75,870
Additions to Property, Plant & Equip.	(1,805)	(11,891)
Free Cash Flow (Non-GAAP)	$21,603	$63,979

**Dividend yield equals cash dividends paid divided by average month-end closing stock price.
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